EXHIBIT 23 ACCOUNTANTS CONSENT

The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:


We consent to the incorporation by reference in the Registration Statements (Nos. 2-80676, 2-80677, 2-99984, 33-14903, 33-34372, 33-52504, 33-53467,
333-00675, and 33-56743) on Form S-8 and (Nos. 33-42294 and 33-54222) on Form
S-3 of North Fork Bancorporation, Inc. of our report dated January 16, 1996 relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of North Fork Bancorporation, Inc.

Our report refers to a change in the methods of accounting as discussed in the notes to those statements.

                                                /s/ KPMG PEAT MARWICK LLP
                                                -------------------------
New York, New York
March 26, 1996